SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K


                                 Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 2, 1998


                            NAL FINANCIAL GROUP INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                    0-25476                          23-2455294
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(State or other          (Commission File No.)                  (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)


                           500 Cypress Creek Road West
                                    Suite 590
                            Fort Lauderdale, FL 33309
                     --------------------------------------
                    (Address of principal executive office)



Registrant's telephone number, including area code:  (954)  938-8200
                                                     ---------------



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ITEM 5.  OTHER EVENTS.

            On January 2, 1998, NAL Financial Group Inc. (the "Company"), notified its subsidiary, Special Finance, Inc. ("SFI") that it would no longer originate loans through SFI. The move was made after an analysis of the cost of operating SFI.

         SFI was acquired by NAL Acceptance Corporation ("NAC"), a subsidiary of the Company, in July of 1996. The Company had been attempting to consolidate many of the operations of its subsidiaries to avoid redundancies and reduce costs. However, after consideration of the needs of the Company and its various subsidiaries, the decision was made to focus the energy of the Company on NAC's originations and servicing.

         Although the Company continues to originate loans in the nonprime auto market through NAC, the decision not to originate loans through SFI is expected to materially impact the total number of loans originated by the Company in 1998.

                                Notice to Readers
                                -----------------
         Some of the information contained in this Report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual events or results may differ materially. Please see the Company's Form 10-K for the fiscal year-ended December 31, 1996 and the Form 10-Q for the quarter ended September 30, 1997 for a description of important factors that could cause the actual results to differ materially.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized

                            NAL FINANCIAL GROUP INC.



Signature                    Title                              Date


/s/  Robert R. Bartolini     Chairman of the Board;             January 19, 1998
------------------------     President and Chief Executive
Robert R. Bartolini          Officer